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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2003 included in Wits Basin Precious Minerals Inc.'s (f/k/a Active IQ Technologies, Inc.) Annual Report on Form 10-K for the year ended December 31, 2002, and to all references to our firm included in this registration statement.



                                             /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
November 26, 2003